EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. on Form S-8 of our reports dated March 31, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP


New York, New York
January 22, 1998